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                                                                       EXHIBIT 1



                                  AMENDMENT TO

                  THE  STANDARD TERMS AND CONDITIONS OF TRUST

                          DATED AS OF JANUARY 1,  1993

                                     AND TO

                       THE TRUST INDENTURE AND AGREEMENT
                             DATED JANUARY 22, 1993

                                      FOR

              STANDARD & POOR'S DEPOSITARY RECEIPTS ("SPDR") TRUST

                                    BETWEEN

                     PDR SERVICES CORPORATION, AS SPONSOR,

                                      AND

                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE

                          EFFECTIVE SEPTEMBER 30, 1997


    This Amendment (the "Amendment Agreement") dated as of September 1, 1997 and effective September 30, 1997 between PDR Services Corporation as sponsor (the "Sponsor") and State Street Bank and Trust Company as trustee (the "Trustee") amends the document entitled "Standard Terms and Conditions of Trust for Standard & Poor's Depositary Receipts ("SPDR") Trust dated as of January 1, 1993 between PDR Services Corporation, as Sponsor, and State Street Bank and Trust Company, as Trustee" (hereinafter called the "Standard Terms") and the document entitled "Trust Indenture and Agreement dated January 22, 1993 incorporating by reference Standard Terms and Conditions of Trust
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for Standard & Poor's Depositary Receipts ("SPDR") Trust Series 1 dated as of
January 1, 1993", (hereinafter called the "Trust Indenture"), (the Standard Terms and the Trust Indenture and any and all previous amendments thereto hereinafter called the "Trust Documents").

    WITNESSETH THAT:

    WHEREAS, the parties hereto have entered into the Trust Documents to facilitate the creation of the Standard & Poor's Depositary Receipts ("SPDR") Trust (the "Trust"); and

    WHEREAS, the parties hereto desire to amend the Trust Documents as more fully set forth below;

    NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

    1. Section 2F of the Trust Indenture which states that: "The Trust's taxable year shall be the calendar year ending each December 31."

  shall be deleted in its entirety and the following sentence shall be inserted in replacement thereof:

                 "The Trust's taxable year shall be the fiscal year ending each September 30, commencing with September 30, 1997."


    2. Article I of the Standard Terms which states that the definition of the term "Distributor" means:
                                         -----------
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                 "PDR Distributors, Inc., a registered broker-dealer, a member of the National Association of Securities Dealers, Inc. and a wholly-owned subsidiary of Signature Financial Group, Inc."

   shall be amended to add the text set forth below following the word "Inc.":

                 ", any successor corporation thereto and any other corporation appointed by the Sponsor and the Trust to act as the Distributor hereunder, provided that such corporation is identified as the Distributor in the current version of the Trust prospectus."

    3. Section 3.05 of the Standard Terms which states that: "Promptly after the end of each calendar year, the Trustee will furnish to the DTC Participants for distribution to each person who was a Beneficial Owner of SPDRS at the end of such calendar year, an annual report of the Trust containing financial statements audited by independent accountants of nationally recognized standing and such other information as may be required by applicable laws, rules and regulations. "

shall be deleted in its entirety and the following text shall be inserted in replacement thereof:

                 "Promptly after the end of each taxable year of the Trust, the Trustee will furnish to the DTC
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                 Participants for distribution to each person who was a
                 Beneficial Owner of SPDRS at the end of such taxable year, an annual report of the Trust containing financial statements audited by independent accountants of nationally recognized standing and such other information as may be required by applicable laws, rules and regulations."

    4. Pursuant to Section 10.01 of the Standard Terms, both parties to this Amendment Agreement hereby agree that paragraphs (1) and (2) of this Amendment Agreement are made in regard to matters as will not adversely affect the interests of Beneficial Owners in compliance with the provisions of Section 10.01(a) thereof.

    5. Pursuant to Section 10.01, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of the terms of this Amendment Agreement for transmittal by each such DTC Participant to the Beneficial Owners of the Trust.

    6. Except as amended hereby, the Trust Documents now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Trust Documents.

    7. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

                                       PDR SERVICES CORPORATION, as Sponsor


                                       By:_________________________________

                                          Title: President


ATTEST: ____________

TITLE:  _____________
                                       STATE STREET BANK AND TRUST COMPANY,

                                       as Trustee

                                       By:_________________________________

                                          Title: Senior Vice President
ATTEST: ____________

TITLE:  _____________
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STATE OF NEW YORK     ):
                     ss:
COUNTY OF NEW YORK    )

    On the __ day of September in the year 1997 before me personally came Joseph Stefanelli to me known, who, being by me duly sworn, did depose and say that he is the President of PDR Services Corporation, the corporation described in and which executed the above instrument; and that he signed his name thereto by like authority.


_________________________
Notary Public
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COMMONWEALTH OF
   MASSACHUSETTS )
                                    : ss:
COUNTY OF NORFOLK)

    On this ___ day of September, 1997, before me personally appeared _________, to me known, who, being by me duly sworn, did depose and say that she is ____________ of State Street Bank and Trust Company, the bank and trust company described in and which executed the above instrument; and that she signed her name thereto by authority of the board of directors of said bank and trust company.



________________________
Notary Public